UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2020
____________________

BOXWOOD MERGER CORP.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8801 Calera Drive

Austin, Texas 78735

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 575-3637

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant	BWMCU	The Nasdaq Stock Market LLC
Class A common stock, $0.0001 par value per share	BWMC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	BWMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on August 12, 2019, Boxwood Merger Corp. (“Boxwood”), Atlas TC Holdings LLC, a wholly-owned subsidiary of Boxwood and a Delaware limited liability company (“Holdings”), and Atlas TC Buyer LLC, a wholly-owned subsidiary of Holdings and a Delaware limited liability company (the “Buyer”), entered into a unit purchase agreement (as the same may be amended from time to time, the “Purchase Agreement”) with Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate”), and Atlas Technical Consultants Holdings LP, a Delaware limited partnership (the “Seller”), pursuant to which the Buyer will acquire from the Seller all of the equity interests in Atlas Intermediate (the “Atlas Intermediate Units”). The acquisition of the Atlas Intermediate Units and the other transactions contemplated by the Purchase Agreement are collectively referred to herein as the “Business Combination.”

Following the closing of the Business Combination (the “Closing,” and the day of such Closing, the “Closing Date”), the combined company will be organized in an “Up-C” structure in which the business of Atlas Intermediate and its subsidiaries (“Atlas”) will be held by Holdings and will continue to operate through the subsidiaries of Atlas Intermediate, and in which Boxwood’s only direct assets will consist of common units of Holdings (the “Holdings Units”) and Holdings’ only direct assets will consist of its equity interests in Atlas Intermediate.

On August 12, 2019, the Company also entered into a debt commitment letter (the “Debt Commitment Letter”) with Macquarie Capital (USA) Inc. (“Macquarie Capital”), Macquarie Capital Funding LLC (“Macquarie Funding”) and Natixis, New York Branch (collectively with Macquarie Capital and Macquarie Funding, the “Commitment Parties”), pursuant to which the Commitment Parties agreed to provide (or to have certain of their affiliates provide), subject to the satisfaction of customary closing conditions, including the closing of the Business Combination, credit facilities (the “Credit Facilities”) for the purpose of financing (i) a portion of the consideration payable under the Purchase Agreement, (ii) costs and expenses incurred by the parties in connection with the Business Combination, (iii) the repayment of the existing indebtedness of Atlas Intermediate and (iv) general corporate expenditures.

Pursuant to the Debt Commitment Letter, the applicable Commitment Parties agreed to provide for Credit Facilities in the aggregate principal amount of up to $400 million, consisting of: (i) a senior secured first lien term loan facility in an aggregate principal amount of up to $290 million (the “First Lien Term Facility”), (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $40 million and (iii) a senior secured second lien term loan facility in an aggregate principal amount of up to $70 million (the “Second Lien Term Facility”), made available to the Buyer.

For more information on the Purchase Agreement, the Business Combination and the Debt Commitment Letter, see Boxwood’s definitive proxy statement filed on November 12, 2019 with the Securities and Exchange Commission (the “SEC”).

Item 1.01	Entry into a Material Definitive Agreement.

Commitment Letter

On January 23, 2020, Boxwood and Holdings entered into a commitment letter (the “Commitment Letter”) with GSO Capital Partners LP (“GSO”) for the purpose of funding a portion of the Business Combination and the costs and expenses incurred in connection therewith. Pursuant to the Commitment Letter, GSO has committed, on the terms and subject to the conditions set forth therein, on the Closing Date, to purchase (i) up to 145,000 units of a new class of Series A Senior Preferred Units of Holdings (the “Preferred Units”) at a price per Preferred Unit of $1,000.00, resulting in gross proceeds to Holdings of up to $145.0 million (the “Preferred Commitment”) and (ii) 1,000,000 shares of Class A common stock of Boxwood, par value $0.001 per share (the “Class A common stock”), at a price per share of $10.00, resulting in gross proceeds of $10.0 million to Holdings (both such commitments, the “Commitment”).

Holdings may elect to reduce the number of Preferred Units to be sold to GSO if the amount of funds remaining in Boxwood’s trust account established in connection with its initial public offering (the “Trust Account”) following any redemptions of Class A common stock by Boxwood’s public stockholders in connection with the vote to approve the Business Combination (any such redemptions, the “Redemptions”) plus the amount of any additional equity investments, outside of the Preferred Commitment, that Boxwood may secure prior to the Closing (the “Common Equity Contribution”) is sufficient to reduce the value of the Holding Units to be received by the Sellers to $120.0 million and still have greater than $10.0 million available. For more information on the mix of cash and equity to be received by the Sellers, see the sections entitled “Purchase Agreement Amendment” and “Amendment to the Debt Commitment Letter” below. If, due to any such reduction, GSO is offered fewer than 145,000 Preferred Units, it will not be obligated to purchase any shares of Class A common stock. However, Holdings may not reduce the number of Preferred Units to be sold to GSO to fewer than 130,000.

The Commitment Letter permits Holdings to offer Preferred Units to third party investors (other than Bernhard Capital Partners Management LP (“BCP”) or entities affiliated with BCP or Boxwood) (“Third Party Investors”), provided that the Third Party Investors will be required to purchase $1.75 of Class A common stock for every $1.00 of Preferred Units purchased.

The obligation of GSO to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the termination of the Purchase Agreement, (b) the closing of the Business Combination without the use of the Commitment and (c) 5:00 p.m., New York City time, on February 19, 2020 (the “Termination Date”).

Pursuant to the Commitment Letter, for the period from the date of the Commitment Letter until the earliest of (a) the mutual agreement by the parties thereto not to execute definitive documentation relating to the Commitment, (b) the Closing Date, and (c) the Termination Date, Boxwood agreed (i) not to, without the prior written consent of GSO, directly or indirectly solicit, participate in any negotiations or discussion with, or provide or afford access to information to, any third party with respect to, or otherwise effect, facilitate, encourage or accept any offers for the purchase or provision of, the Preferred Units or any alternative equity or debt financing arrangements (other than the Credit Facilities or the issuance of, or continued investment in, Class A common stock), in each case, to be put in place in connection with the Business Combination, and (ii) to terminate any written agreement or arrangement related to the foregoing set forth in clause (i) above (other than the Credit Facilities) to which Boxwood is a party, as well as any related activities and discussions with any party related to the foregoing set forth in clause (i) above other than with GSO.

Boxwood will pay all of GSO’s reasonable and documented fees, out-of-pocket costs and expenses in connection with the issuance of the Preferred Units and the Class A common stock it has committed to purchase.

Terms of the Preferred Units

Ranking

The Preferred Units will rank senior in priority to all other existing and future equity securities of Holdings with respect to liquidation preference and distribution rights.

Liquidation Preference

The Preferred Units will have a liquidation preference of $1,000 per Preferred Unit (the “Liquidation Preference”), plus any accrued and unpaid dividends.

Dividends

Subject to any limitations set forth in the Credit Facilities, the Preferred Units will pay a cash dividend of 5% per annum, plus either an additional 6.25% per annum in cash or 7.25% per annum in additional Preferred Units, at Holdings’ option, payable quarterly in arrears.

If a cash dividend is not able to be made because of a limitation under the Credit Facilities, then such dividend will convert into a dividend of additional Preferred Units at a rate of 14.25% per annum, payable quarterly in arrears, until cash dividend payments can be made.

Voting

The Preferred Units will not possess voting rights.

Conversion

The Preferred Units will not be convertible into any other security of Holdings.

Redemption

Holdings may redeem the Preferred Units (i) within the first two years of the Closing Date at a customary make-whole premium with a discount rate set at the applicable treasury rate plus 50 basis points, (ii) beginning on the second anniversary of the Closing Date at a price of 103% of the Liquidation Preference (the “Redemption Premium”), and (iii) after the third anniversary of the Closing Date at the Liquidation Preference.

Subject to the terms of Holdings’ and its subsidiaries’ senior credit agreements, Holdings will be required to redeem the Preferred Units at the Redemption Premium in the event of (i) a change of control, (ii) sales or other dispositions of all or substantially all of Holdings’ assets, (iii) insolvency/bankruptcy of Holdings or the Target, (iv) an acceleration under any of the debt facilities of Holdings or its subsidiaries in an amount equal to or greater than $12 million, (v) a payment default on the Preferred Units that has not been cured within 5 business days of the Issuer’s receipt of written notice from GSO, (vi) a default under the Preferred Unit protective provisions, (vii) a final judgement default against Holdings or any of its subsidiaries in an amount equal to or greater than $12 million that is not paid or covered by insurance, or (viii) an actual or asserted invalidity or enforceability of the Holdings operating agreement or GSO Subscription Agreement by the SPAC, Holdings or any of its subsidiaries.

Finally, holders of the Preferred Units may require Holdings to redeem their Preferred Units at the Liquidation Preference, beginning on the eighth anniversary of the Closing Date.

Covenants of Holdings

The terms of the Preferred Units are expected to include customary covenants for preferred equity, including limitations on debt incurrence, equity issuances and the payments of dividends.

Registration Rights

If GSO purchases shares of Class A common stock, it will be entitled to customary demand and piggyback registration rights.

Board Observer

Following the Closing Date, GSO will have the right to appoint one non-voting observer to Boxwood’s Boards of Directors.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Commitment Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Payment Letter

As consideration for the Commitment, Boxwood also entered into a closing payment letter agreement with GSO, dated January 23, 2020 (the “Payment Letter”), pursuant to which Boxwood has agreed to pay to GSO 2% of the aggregate amount of the Liquidation Preference of the Preferred Units purchased by GSO on the Closing Date (which will be in the form of an original issue discount on such Preferred Units). In addition, GSO will be entitled to receive 1,200,000 shares of Boxwood’s Class F common stock (the “Founder Shares”), subject to adjustment in the event that Boxwood issues shares of Class A common stock to investors in connection with the Business Combination at a price below $10 (without taking into account any Founder Shares that may be received by such investors). Such Founders Shares will be subject to the same lock-up provisions as set forth in the Letter Agreement dated November 15, 2019, among Boxwood, Boxwood Sponsor, LLC (the “Sponsor”) and the other signatories thereto

The foregoing description of the Payment Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Payment Letter, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Purchase Agreement Amendment

On January 23, 2020, Boxwood entered into Amendment No. 1 to the Purchase Agreement by and among Boxwood, Holdings, Buyer, Atlas Intermediate and the Seller (the “Purchase Agreement Amendment”). The Purchase Agreement Amendment was entered into by the parties principally to (i) provide amendments necessary to facilitate the transactions contemplated by the Commitment Letter, (ii) increase the number of Rollover Units the Seller will receive as consideration by up to 5,000,000 Holdings Units at $10.00 per Holdings Unit to the extent of the Redemptions and (iii) reflect the purchase of Long Engineering, Inc. (“Long Engineering”) by Atlas Intermediate following the Closing.

Pursuant to the Purchase Agreement Amendment, the purchase price to be paid by the Buyer is $617 million, subject to customary adjustments contained in the Purchase Agreement Amendment. Of this amount, subject to the terms and conditions set forth in the Purchase Agreement Amendment, the Buyer will pay off the existing net debt of the Seller which is anticipated to be approximately $160 million, and the Seller will receive aggregate consideration of approximately $457 million  (inclusive of the Seller’s transaction fees), which will consist of (i) between $210 million and $337 million of cash (the “Cash Consideration”) and (ii)(a) between $120.0 and $247.0 of Holdings Units, with each such Holdings Unit valued at $10.00 per Holdings Unit (subject to adjustment in accordance with the Purchase Agreement Amendment) (the “Rollover Units”), and (b) shares of Class B common stock of Boxwood; provided that if the Cancellation (as defined below) occurs, the Seller will receive an additional $17,500,000 of Holdings Units. For each Holdings Unit received by the Seller as consideration, the Company will issue to the Seller one share of Class B common stock. The final amount of cash and the final value of the Rollover Units are dependent on the amount of money remaining in the Trust Account following the Redemptions, and the amount of additional proceeds (if any) raised by the Company through equity financing sources prior to the Closing, which is anticipated to include the Commitment.

For more details on the determination of the mix of cash and equity to be paid to the Seller, see the section entitled “Amendment to the Debt Commitment Letter” below.

In addition, if the aggregate net proceeds of any investment in Boxwood, Holdings or Target, other than that anticipated to be received from GSO for the Preferred Units, together with the funds remaining in the Trust Account following the Redemptions, is less than $50.0 million, Boxwood agreed to cancel for no consideration 1,750,000 Founder Shares held by the Sponsor (the “Cancellation”)

The foregoing description of the Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement Amendment, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Forfeiture Agreement

On January 23, 2020, the Sponsor and the Seller entered into a forfeiture agreement (the “Forfeiture Agreement”) pursuant to which the Sponsor agreed to perform its obligation to deliver 1,750,000 Founder Shares for cancellation in connection with the Cancellation, if applicable.

The foregoing description of the Forfeiture Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Forfeiture Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated by reference herein.

Amendment to the Debt Commitment Letter

On January 23, 2020, in connection with Boxwood’s entry into the Commitment Letter and the Purchase Agreement Amendment, Boxwood entered into Amendment No. 1 to the Debt Commitment Letter (the “Amendment”) with the Commitment Parties pursuant to which Boxwood and the Commitment Parties have agreed to, among other things, reduce the aggregate principal amount of the Credit Facilities to be provided by the Commitment Parties from up to $400.0 million to up to $321.0 million by reducing the aggregate principal amount available under the First Lien Term Facility from $290.0 million to $281.0 million and eliminating the Second Lien Term Facility, which would have been available for an aggregate principal amount of up to $70 million.

In addition, the Amendment changes the mix of cash and equity to be provided to the Seller that was set forth in the Debt Commitment Letter to provide that:

(a)	to the extent that the Common Equity Contribution is greater than $10.0 million, the number of Rollover Units shall be reduced (and the cash consideration to the Seller shall be increased) on a dollar-for-dollar basis until the value of Rollover Units received by the Seller is equal to $120.0 million; and
(b)	to the extent that there remains any amount of Common Equity Contribution after reducing the Equity Rollover in accordance with clause (a) above, the Company shall (i) reduce the Preferred Commitment until the amount of the Preferred Commitment is equal to $130.0 million or (ii) reduce the amount of the Commitment Parties’ aggregate commitments in respect of the First Lien Term Facility or (iii) reduce a combination of both the Preferred Commitment (but in any event, not below $130.0 million) and the First Lien Term Facility, in each case of the foregoing clauses (i), (ii) and (iii), on a dollar-for-dollar basis.

The Amendment adjusts the condition precedent to the Commitment Parties’ obligation to provide the Credit Facilities from $100.0 million of Available Equity to $155.0 million (of which no more than $145.0 million will consist of the Preferred Commitment), of Available Equity

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement Amendment, a copy of which is filed as Exhibit 10.5 hereto and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) with respect to the issuance of shares of Class A common stock is incorporated by reference herein. The shares of Class A common stock to be issued pursuant to the Commitment Letter will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On January 23, 2020, Boxwood issued a press release announcing the execution of the Commitment Letter, the Purchase Agreement Amendment and the Amendment. A copy of the press release is furnished hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 hereto is an updated investor presentation, dated January 2020, that will be used by Boxwood with respect to the Business Combination.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Boxwood under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibits 99.1 and 99.2.

No Offer or Solicitation

This Current Report is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Business Combination and other transactions described herein or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Information for Investors and Stockholders

In connection with the Business Combination, on November 12, 2019, Boxwood filed a definitive proxy statement with the SEC. The definitive proxy statement and other relevant documents has been sent or given to the stockholders of Boxwood as of November 6, 2019, the record date established for voting on the proposed Business Combination and contains important information about the Business Combination and related matters. Boxwood stockholders and other interested persons are advised to read the definitive proxy statement, any amendments thereto and any other materials filed or that will be filed with the SEC in connection with Boxwood’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the Business Combination, because they contain or will contain important information about Boxwood, Atlas and the Business Combination. Stockholders are also able to obtain copies of the definitive proxy statement and other relevant materials, without charge, at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Boxwood can be obtained free of charge at https://www.cstproxy.com/boxwoodmc/2019 or by directing a written request to Boxwood Merger Corp., 8801 Calera Drive, Austin, Texas 78735 or by telephone at 512-575-3637.

Participants in the Solicitation

Boxwood and Atlas and their respective directors and executive officers may be deemed participants in the solicitation of proxies of Boxwood stockholders in connection with the Business Combination. Information about such persons, including their names and a description of their interests in Boxwood, Atlas and the Business Combination, as applicable, are set forth in the definitive proxy statement for the Business Combination. The definitive proxy statement is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Boxwood, 8801 Calera Drive, Austin, Texas 78735 or by telephone at 512-575-3637.

Forward-Looking Statements

This Current Report includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about Boxwood’s ability to arrange equity and equity-related financing in connection with the closing of the Business Combination, including with GSO, the parties’ ability to effect the Business Combination and the benefits of the Business Combination. These forward-looking statements are based on information available as of the date of this Current Report, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and Boxwood and Atlas do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against Boxwood or Atlas relating to the proposed Business Combination and related transactions or the definitive proxy statement; (3) the inability to complete the transactions contemplated by the Purchase Agreement due to the failure to arrange equity and/or equity-related financing in connection with the closing of the Business Combination, including with GSO, obtain approval of the stockholders of Boxwood or satisfy other conditions to the closing of the Business Combination and the inability to complete the transactions contemplated by the agreement between Atlas and Long Engineering due to the failure to satisfy the conditions to the closing of such transactions; (4) the ability to obtain or maintain the listing of Boxwood’s shares of Class A common stock and warrants on Nasdaq following the Business Combination; (5) the risk that the Business Combination disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the Business Combination or the acquisition of Long Engineering, which may be affected by, among other things, competition, the ability of Boxwood, Atlas and Long Engineering to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (7) costs related to the Business Combination and the acquisition of Long Engineering; (8) changes in applicable laws or regulations; (9) the possibility that Boxwood, Atlas or Long Engineering may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the definitive proxy statement filed by Boxwood with the SEC in connection with the Business Combination, including those under “Risk Factors” therein, and other factors identified in Boxwood’s prior and future filings with the SEC, available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Commitment Letter, dated as of January 23, 2020, by and among Boxwood Merger Corp., Atlas TC Holdings LLC and GSO Capital Partners LP.
10.2	Closing Payment Letter, dated as of January 23, 2020, by and among Boxwood Merger Corp., Atlas TC Holdings LLC and GSO Capital Partners LP.
10.3	Amendment No. 1 Unit Purchase Agreement, dated as of January 23, 2020, by and among Boxwood Merger Corp., Atlas TC Holdings LLC, Atlas TC Buyer LLC, Atlas Intermediate Holdings LLC and Atlas Technical Consultants Holdings LP.
10.4	Forfeiture Agreement, dated as of January 23, 2020, by and among Boxwood Sponsor, LLC and Atlas Technical Consultants Holdings LP.
10.5	Amendment No. 1 to Commitment Letter, dated as of January 23, 2020, by and among Boxwood Merger Corp., Macquarie Capital Funding LLC, Macquarie Capital (USA) Inc. and Natixis, New York Branch.
99.1	Press Release dated as of January 23, 2020.
99.2	Investor Presentation dated as of January 2020.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Boxwood agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXWOOD MERGER CORP.

	By:	/s/ Stephen M. Kadenacy
Name: Stephen M. Kadenacy
Title: Chief Executive Officer

Dated: January 23, 2020